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Exhibit 3.4

FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

BUCYRUS INTERNATIONAL, INC.

Pursuant to Sections 228, 242 and 245 of the
Delaware General Corporation Law

        Bucyrus International, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

        (1)   The name of the Corporation is Bucyrus International, Inc. The Corporation was originally incorporated under the name Bucyrus-Erie Company. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on November 3, 1927.

        (2)   This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the majority stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the GCL.

        (3)   This Amended and Restated Certificate of Incorporation restates and integrates and further amends the restated certificate of incorporation of the Corporation, as heretofore amended or supplemented.

        (4)   Upon the filing (the "Effective Time") of this Amended and Restated Certificate of Incorporation pursuant to the GCL, each share of the Corporation's common stock, $0.01 par value per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed into 616,000 shares of validly issued, fully paid, and non-assessable Class A Common Stock (as defined below) authorized by Article FOURTH of this Amended and Restated Certificate of Incorporation (totaling 41,000,000 shares of Class A Common Stock), and the certificates formerly representing outstanding shares of Old Common Stock shall thereafter be deemed to represent an equal number of shares of Class A Common Stock until such time as they are exchanged for new certificates representing an equal number of shares of Class A Common Stock.

        As promptly as practicable after the presentation and surrender, during usual business hours at the Company's headquarters or any office or agency of the Corporation designated for the registration and transfer of the Company's Common Stock, of any certificate representing shares of Old Common Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, a certificate for an equal number of shares of Class A Common Stock. The issuance of certificates for shares of Class A Common Stock so issuable upon the surrender of shares of Old Common Stock held by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect to the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being surrendered, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

        (5)   The text of the certificate of incorporation is restated in its entirety as follows:

        FIRST: The name of the Corporation is Bucyrus International, Inc. (the "Corporation").

        SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

        FOURTH: Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 76,000,000 shares of capital stock, consisting of (i) 41,000,000 shares of class A common stock, par value $0.01 per share (the "Class A Common Stock"), (ii) 25,000,000 shares of class B common stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and (iii) 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

        (a)   Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

          (i)    Ranking. Except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation, the powers, preferences and rights of the holders of Class A Common Stock and holders of Class B Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical.

          (ii)   Voting. Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Class A Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to cast one (1) vote in person or by proxy for each share of the Class A Common Stock standing in such holder's name on the stock transfer records of the Corporation, and each holder of record of shares of Class B Common Stock on the relevant record date shall be entitled to cast two (2) votes in person or by proxy for each share of Class B Common Stock standing in such holder's name on the stock transfer records of the Corporation.

          (iii)  No Cumulative Voting. Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

          (iv)  Amendments Affecting Stock.

            (1)   So long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without the affirmative vote of at least a majority (or such higher percentage, if any, as may then be required by applicable law) of the outstanding shares of Class A Common Stock voting as a single class, (x) amend, alter or repeal any provision of this Article FOURTH setting forth the terms of the Class A Common Stock so as to adversely affect the rights, preferences, qualifications, limitations or restrictions of the Class A Common Stock or (y) take any other action upon which the vote of the holders of outstanding shares of Class A Common Stock is required by law.

            (2)   So long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without the affirmative vote of at least a majority (or such higher percentage, if any, as may then be required by applicable law) of the outstanding shares of Class B Common

    Stock voting as a single class, (x) amend, alter or repeal any provision of this Article FOURTH setting forth the terms of the Class B Common Stock so as to adversely affect the rights, preferences, qualifications, limitations or restrictions of the Class B Common Stock or (y) take any other action upon which the vote of the holders of outstanding shares of Class A Common Stock is required by law.

          (v)   Dividends; Stock Splits. Subject to any rights provided to holders of Preferred Stock at any time outstanding, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

            (1)   If, at any time, a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Common Stock or other voting securities of the Corporation or securities convertible into or exchangeable for shares of Common Stock or other voting securities of the Corporation) is declared or paid on the shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be declared or paid, on the shares of Class B Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share.

            (2)   If, at any time, a dividend or other distribution payable in shares of Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Common Stock or other voting securities of the Corporation, or securities convertible into or exchangeable for shares of Common Stock or other voting securities of the Corporation ("Voting Securities") is paid or declared on shares of Class A Common Stock or Class B Common Stock, a like dividend or other distribution shall also be paid or declared, on the shares of Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share, provided that the Voting Securities which shall be paid on the Class B Common Stock shall have two times the number of votes per share as the Voting Securities which shall be paid on the the Class A Common Stock; and provided, further that, for this purpose, if a dividend consisting of shares of Class A Common Stock or other voting securities of the Corporation, or rights, options or warrants to purchase shares of Class A Common Stock or other voting securities of the Corporation or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities of the Corporation is paid on shares of Class A Common Stock, and a dividend consisting of shares of Class B Common Stock or voting securities identical to the other voting securities paid on the shares of Class A Common Stock (except that the voting securities which shall be paid on the Class B Common Stock shall have two times the number of votes per share as the other voting securities to be received by the holders of the Class A Common Stock) or rights, options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities is paid on shares of Class B Common Stock, in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution.

            (3)   The Corporation shall not have the power to issue shares of Class B Common Stock as a dividend or other distribution paid on shares of Class A Common Stock.

            (4)   In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the respective numbers of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the respective numbers of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification, such that the relative voting rights of the shares of Class A Common Stock and Class B Common Stock remain the same.

          (vi)  Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

          (vii) Merger, etc. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same consideration on a per share basis; provided that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Class B Common Stock shall receive, on a per share basis, voting securities with two times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with two times the number of votes per share as those voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).

          (viii) No Preemptive or Subscription Rights. No holder of shares of Class A Common Stock or Class B Common Stock shall be entitled to preemptive or subscription rights.

          (ix)  Rights of Class B Common Stock.

            (1)   The holder or holders of the Class B Common Stock shall have such voting powers as are set forth herein and as are required by the GCL.

            (2)   (A) The Class B Common Stock shall be beneficially owned only by Bucyrus Holdings, LLC ("Holdings") or AIP/BI LLC, each a limited liability company organized under the laws of the State of Delaware, and their respective Affiliates (as defined below) and their respective successors and any purported sale, pledge, transfer, assignment or disposition of shares of Class B Common Stock to any person or legal entity other than Holdings or AIP/BI LLC and their respective Affiliates and their respective successors shall result in the automatic conversion of such transferred shares of Class B Common Stock into an equal number of shares of Class A Common Stock, effective immediately upon any such purported sale, pledge, transfer, assignment or disposition of shares of Class B Common Stock, provided that a pledge of shares of Class B Common Stock, prior to default thereunder, which does not grant to the pledgee the power to vote or direct the vote of the pledged securities or the power to vote or direct the disposition of the pledged securities prior to a default, without any foreclosure or transfer of ownership shall not trigger the conversion of such Class B Common Stock.

              (B)  Holdings and AIP/BI LLC and their respective Affiliates shall also have the right to voluntarily convert any portion of the shares of Class B Common Stock held by such party into an equal number of shares of Class A Common Stock at any time by submitting a notice of such election to the Corporation, setting forth the number of shares of Class B Common Stock to be so converted.

              (C)  In the event of any conversion of Class B Common Stock pursuant to this Article FOURTH, Section (a)(ix)(2), certificates formerly representing outstanding shares of Class B Common Stock will thereafter be deemed to represent an equal number of shares of Class A Common Stock until the certificates representing such Class B Shares are promptly exchanged for new certificates representing an equal number of Class A Shares, as contemplated by Article FOURTH, Section (a)(ix)(6) below. "Affiliate" of any person or legal enity (a "person") shall mean (a) any person which, directly or indirectly, is in control of, is controlled by, or is under common control with such person, or (b) any person who is a director, managing member, general partner or officer (i) of such person, (ii) of any subsidiary of such person or (iii) of any person described in clause (a) above. For purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 10% or more of the securities having ordinary voting power for the election of directors, managing members or general partners of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            (3)   Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to Article FOURTH, Section (a)(ix)(2), no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Class B Common Stock as of a record date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Class A Common Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Class A Common Stock as of a record date on or after such conversion date.

            (4)   Shares of the Class B Common Stock converted into shares of Class A Common Stock pursuant to Article FOURTH, Section (a)(ix)(2) shall be retired and the Corporation shall not be authorized to reissue such shares of Class B Common Stock.

            (5)   Such number of shares of Class A Common Stock as may from time to time be required for issuance upon conversion of outstanding shares of Class B Common Stock pursuant to Article FOURTH, Section (a)(ix)(2) shall be at all times reserved for such purpose.

            (6)   As promptly as practicable after the presentation and surrender for conversion, during usual business hours at any office or agency of the Corporation, of any certificate representing shares (or fractions of shares) of Class B Common Stock that have been converted into shares of Class A Common Stock pursuant to Article FOURTH, Section (a)(ix)(2) hereof, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, a certificate an equal number of shares of Class A Common Stock issuable upon such conversion. The issuance of certificates for shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock held by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect to the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          (b)   Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

          (c)   Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized, other than shares of Class B Common Stock (except that the Corporation shall be permitted to issue additional shares of Class B Common Stock as expressly set forth in this Article FOURTH(a)(ix)(c) below) to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law, provided that the Corporation shall have the power to issue shares of Class B Common Stock as dividends or distributions on outstanding shares of Class B Common Stock as set forth in Article FOURTH Section(a)(v) hereof. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law. Shares of the Class B Common Stock purchased by the Company pursuant to this Article FOURTH, Section (c) shall convert into shares of Class A Common Stock and the Corporation shall only be authorized to reissue such shares as Class A Common Stock.

        FIFTH: Bylaws. Bylaws for the Corporation may be adopted, amended, altered or repealed in accordance with the procedures set forth in the Bylaws.

        SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a)   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (b)   The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2005 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2006 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2007 annual meeting. At each succeeding annual meeting of stockholders beginning in 2005, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

          (c)   A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected or designated by the Board under Article SIXTH Section (d) and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any director may resign at any time in accordance with the Bylaws.

          (d)   Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors or if such director was elected by vote of a separate class, by the affirmative vote of the holders of at least a majority of the voting power of such class of capital stock. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal and (iii) any vacancies in such directorships shall be filled in accordance with the terms of the instrument designating such Preferred Stock and such directors will not be divided into classes unless expressly provided by the terms of such Preferred Stock. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

          (e)   In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

        SEVENTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

        EIGHTH: Indemnification. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

        The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

        The rights to indemnification and to the advance of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

        Any repeal or modification of this Article EIGHTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer (or, if applicable, employee or agent) of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

        The terms applicable to indemnification shall be as set forth above and in the Bylaws of the Corporation from time to time.

        NINTH: Stockholder Meetings.

          (a)   Action by Consent In Lieu of a Meeting. The holders of the Class B Common Stock shall have the right to act by written consent in accordance with the procedures set forth in the Bylaws of the Corporation. Except as otherwise set forth above, the ability of stockholders to consent in writing is hereby specifically denied and any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

          (b)   Special Meetings. Except as required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to the payment of dividends or distributions upon liquidation which may be designated in the certificate of designations or other instrument setting the rights and preferences of such security, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may only be called by (i) the Chairman, if there be one, (ii) the President, or (iii) the Secretary and shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the directors then in office, or (iii) upon the written request of the holders of a majority of the Class B Common Stock filed with the Secretary of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). Except as otherwise set forth above, the ability of stockholders to call a special meeting of stockholders is hereby specifically denied.

          (c)   Stockholder Nomination of Director Candidates and Other Stockholder Proposals. Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders shall be given in such manner as shall be provided in the Bylaws of the Corporation.

        TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

        ELEVENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

        TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's Bylaws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation;

provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of, Articles SIXTH, NINTH and ELEVENTH of this Amended and Restated Certificate of Incorporation or this Article TWELFTH.

        IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this          day of July, 2004.

BUCYRUS INTERNATIONAL, INC.
By:

Name:
Title:

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FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION BUCYRUS INTERNATIONAL, INC.